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                                                    One Financial Way
                                                    Cincinnati, Ohio 45242


[LOGO]                                              Post Office Box 237
Ohio National                                       Cincinnati, Ohio 45201-0237
Financial Services                                  Telephone: 513.794.6100


                                January 2, 1997


Donald J. Zimmerman, President
Ohio National Fund, Inc.
237 William Howard Taft Road
Cincinnati, Ohio  45219

Re:      Subscription of Capital Stock of Ohio National Fund, Inc.
         Portfolios

Dear Don:

The Ohio National Life Insurance Company, an Ohio domiciled mutual life insurer, hereby subscribes to (i) 100 shares of the Core Growth Portfolio of Ohio National Fund, Inc. (the "Fund") for a consideration of $1,000, and (ii) 100 shares of the Growth & Income Portfolio of the Fund for a consideration of $1,000, and (iii) 100 shares of the S&P 500 Index Portfolio of the Fund for a consideration of $1,000, and (iv) 100 shares of the Social Awareness Portfolio of the Fund for a consideration of $1,000, and (v) 100 shares of the Strategic Income Portfolio for a consideration of $1,000, and (vi) 100 shares of the Stellar Portfolio for a consideration of $1,000, and (vii) 100 shares of the Relative Value Portfolio for a consideration of $1,000. The consideration for such shares is hereby tendered.

The undersigned subscriber declares its intentions to purchase the said shares of the Fund for investment purposes only, with no present intention to resell, redistribute or redeem such securities, subject however, to any requirements of applicable law that the disposition of the undersigned's properly shall be and remain in its control at all times.

                               THE OHIO NATIONAL LIFE INSURANCE COMPANY

                               By: /s/ JOSEPH P.BROM
                                  ------------------------------------------
                                       Joseph P. Brom, Senior Vice President
                                       and Chief Investment Officer

JPB/nh